BARATTA & GOLDSTEIN
                                ATTORNEYS AT LAW
                                597 FIFTH AVENUE
                              NEW YORK, N.Y. 10017
                                     -------

JOSEPH P. BARATTA                (212) 750-9700        FACSIMILE: (212) 750-8297
HOWARD J. GOLDSTEIN                                      BARAGOLD@COMPUSERVE.COM
    -------
LOUIS R. AIDALA                                                       OF COUNSEL
JOAN PALERMO                                                 MARGARET M. STANTON
JOSEPH A. BARATTA*                                                LINDA MARYANOV
                                                            SAMUEL M. GREENFIELD
* Admitted in NY and NJ

                                September 9, 2002



                  Re: Accufacts Pre-Employment Screening, Inc.

Ladies and Gentlemen:

We have acted as counsel for Accufacts Pre-Employment Screening, Inc. (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended, the "Registration Statement", related to 200,000 shares of the Company's common stock, $.01 par value, (the "Common Stock"), issuable pursuant to the Company's 2001 Employee Stock Purchase Plan, (the "Plan").

We have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company and all amendments thereto, the Registration Statement and originals, or copies certified to our satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

Based on the foregoing examination, we are of the opinion that the shares of Common Stock issuable with the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

Further, we consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,
                                                     BARATTA & GOLDSTEIN

                                                     /s/ JOSEPH A. BARATTA
                                                     ----------------------
                                                     Joseph A. Baratta
JAB/mm